UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 13, 2008

Commission File Number	Exact name of registrant as specified in its charter	IRS Employer Identification No.

1-12869	CONSTELLATION ENERGY GROUP, INC.	52-1964611

MARYLAND

(State of Incorporation of registrant)

100 CONSTELLATION WAY, BALTIMORE, MARYLAND	21202
(Address of principal executive offices)	(Zip Code)

410-470-2800

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name, former address

and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement

On November 13, 2008, Constellation Energy Group, Inc. (“Constellation”) entered into an unsecured revolving credit facility with The Royal Bank of Scotland plc, as Administrative Agent, and UBS Securities LLC, as Syndication Agent, and various financial institutions.  This credit facility provides for an aggregate commitment of $1.23 billion, which may be drawn down in the form of loans.  Lending commitments under the credit facility will terminate on November 12, 2009.  Loans outstanding under the credit facility will bear interest at variable rates based on, as determined at Constellation’s election, the Eurodollar rate plus an applicable margin or a base rate calculated based on the greater of the prime rate, the federal funds effective rate or the one month LIBOR rate plus an applicable margin.  In addition, Constellation will pay a one-time funding fee on December 31, 2008, a quarterly commitment fee on the aggregate unused commitments of the lenders and a quarterly step-up fee on the aggregate commitments of the lender regardless of usage.

Constellation must prepay any advances (and a corresponding amount of the commitment will terminate regardless of whether any advances are outstanding) in a principal amount equal to the net, after-tax proceeds received by Constellation or any of its subsidiaries from any of the following:  (a) the issuance of equity securities or the receipt of a capital contribution; (b) the issuance of any debt (other than (i) pursuant to credit and commercial paper facilities in place as of November 13, 2008, including tax-exempt financing, (ii) extending or refinancing of existing debt or any debt permitted under (i) above, (iii) issuance of debt by Baltimore Gas and Electric Company (“BGE”), (iv) gas reserves based borrowing not to exceed $80 million in the aggregate and (v) any other debt financings not to exceed $100 million in aggregate principal amount outstanding at any time); and (c) the condemnation of any assets.  In addition, Constellation must prepay any advances (and a corresponding amount of the commitment will terminate regardless of whether any advances are outstanding) in a principal amount equal to 25% of the net, after-tax proceeds received by Constellation or any of its subsidiaries (other than BGE) from the sale of any assets not in the ordinary course of business (including, without limitation, the sale of Constellation’s global commodities business, international operations and power plants but excluding any sale of assets pursuant to put agreements with MidAmerican Energy Holdings Company), other than the sale of commodity contracts and similar rights; provided that no such prepayment is required on the first $200 million of aggregate net, after-tax proceeds received from asset dispositions after November 13, 2008.

The credit facility includes covenants and events of default generally similar to covenants and events of default in Constellation’s existing credit facilities including customary covenants and events of default for agreements of this type.  In addition, at any time Constellation’s senior unsecured debt ratings are BBB- and Baa3 or lower, as of the end of each fiscal quarter, Constellation must maintain a specified interest coverage ratio.

The description of the credit facility set forth above is not complete and is qualified in its entirety by reference to the credit facility, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Forward-Looking Statements.  We make statements in this report that may be considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections.  Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.         Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

10.1	Credit Agreement dated as of November 13, 2008 among Constellation Energy Group, Inc., as Borrower, the Lenders named therein and The Royal Bank of Scotland plc, as Administrative Agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONSTELLATION ENERGY GROUP, INC.
(Registrant)

Date	November 19, 2008	/s/ Charles A. Berardesco
Charles A. Berardesco
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement dated as of November 13, 2008 among Constellation Energy Group, Inc., as Borrower, the Lenders named therein and The Royal Bank of Scotland plc, as Administrative Agent